UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (June 5, 2013)

China Botanic Pharmaceutical Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-34808 (Commission File Number)	88-1273503 (IRS Employer Identification No.)

Level 11, Changjiang International Building No. 28, Changjiang Road Nangang District, Harbin Heilongjiang Province, P.R. China (Address of Principal Executive Offices)	150090 (Zip Code)

+86-451-5762-0378
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 On June 5, 2013,  China Botanic Pharmaceutical Inc. (the “ Company”)  submitted a notice to the NYSE MKT LLC (the “Exchange”) of its decision to  withdraw its appeal of the Staff's determination to delist the Company's securities from the NYSE MKT.  As a result, the Company has been informed that the Company’s common stock will be suspended from trading and the Exchange will proceed to file a Form 25 with the Securities and Exchange Commission to delist the Company’s common stock from the Exchange.

As previously announced on May 2, 2012, the Company received a notice (“Delisting Notice”) from the NYSE MKT LLC ("Exchange") indicating that based on the Company’s noncompliance with its compliance plan previously submitted by the Company on February 7, 2013 to regain compliance with Sections 134 and 1101 of the NYSE MKT  Company Guide (“Company Guide”) by May 1, 2013 (the “Compliance Plan”), the Exchange has made a determination to delist the common stock of the Company from the Exchange.  The Delisting Notice indicated that under Sections 1203 and 1009(d) of the Company Guide, the Company has a limited right to appeal the Exchange’s determination by requesting an oral hearing or a hearing based on a written submission before the Exchange’s Listing Qualifications Panel (“Panel”). On May 9, 2013, the Company submitted a request for a  hearing and paid the applicable hearing fee, and an oral hearing date was set for June 28, 2013.  However, based on the progress of its audit, the Company has decided to not appeal by withdrawing its request for hearing.  As a result of the Company’s decision not to  appeal, the Company has been informed that the delisting determination is final and the Exchange will proceed to file an application with the Securities and Exchange Commission to delist the Company’s common stock from the Exchange.

The Company issued a press release on June 6, 2013 relating to the foregoing matters. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.           Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Botanic Pharmaceutical Inc.
a Nevada Corporation

Dated: June 6, 2013                                                         /s/ Li Shaoming
Li Shaoming,
Chief Executive Officer

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